Exhibit 7.10

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of September 15, 2015 by and among Vimicro China (Parent) Limited, a company incorporated under the laws of the Cayman Islands (“Parent”), Vimicro China Acquisition Limited, a company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”) and Vimicro Beijing Corporation, a company incorporated under the laws of the British Virgin Islands (“Holdco”) and Zhonghan (John) Deng, a citizen of the People’s Republic of China ( “Mr. Deng”, together with the Holdco, collectively, the “Shareholders” and each a “Shareholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and Vimicro International Corporation (the “Company”) have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Shareholders, Parent and Merger Sub are executing this agreement concurrently with the execution of the Merger Agreement;

WHEREAS, the Holdco is the record and beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of (i) 4,453,192 Company Shares and (ii) 15,000 ADSs; and Mr. Deng is the record and beneficial owner of (i) Company Options to acquire 8,856,368 Company Shares and (ii) Company Shares and ADSs owned of record by Holdco (such Company Shares, ADSs and Company Options, together with any other Company Shares or ADSs acquired (whether beneficially or of record) by the Shareholders after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Shareholders’ obligations under this Agreement, including any Company Shares or ADSs acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, each Shareholder, pursuant to that certain Rollover Agreement, dated as of the date hereof, by and among Parent, Merger Sub, the Shareholders and the other shareholders of the Company named therein (the “Rollover Agreement”), has agreed to contribute certain of its Securities to Parent and/or Merger Sub in accordance with the terms and conditions set forth therein;

WHEREAS, receipt of the Requisite Shareholder Approval is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of Parent, Merger Sub and the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1    Voting. From and after the date hereof until the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the occurrence of a Company Board Recommendation Change (such earlier time, the “Expiration Time”), each Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or extraordinary and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, such Shareholder shall (i) appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities,

(a)   for the authorization and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement,

(b)   against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the authorization and approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

(c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Subsidiary of the Company or a reorganization, recapitalization or liquidation of the Company or any Subsidiary of the Company; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved in writing by Parent; (v) any action that would require the consent of Parent pursuant to Section 5.1 of the Merger Agreement, except if approved in writing by Parent; or (vi) any other material change in the Company’s corporate structure or business, except if approved in writing by Parent,

(d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement, and

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(e)   in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

Section 1.2    Grant of Irrevocable Proxy; Appointment of Proxy.

1.2.1 From and after the date hereof until the Expiration Time, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities:

(a)   for authorization and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement;

(b)   against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement;

(c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Subsidiary of the Company or a reorganization, recapitalization or liquidation of the Company or any Subsidiary of the Company; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved in writing by Parent; (v) any action that would require the consent of Parent pursuant to Section 5.1 of the Merger Agreement, except if approved in writing by Parent; or (vi) any other material change in the Company’s corporate structure or business, except if approved in writing by Parent;

(d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement; and

(e)   in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

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1.2.2 Each Shareholder hereby represents that any proxies heretofore given in respect of such Shareholder’s Securities, if any, are revocable, and hereby revokes such proxies.

1.2.3 Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 1.1 above as instructed by Parent in writing prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

Section 1.3    Restrictions on Transfers. Except as provided for in the Rollover Agreement or pursuant to the Merger Agreement, the Shareholders hereby agree that, from the date hereof until the Expiration Time, the Shareholders shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise) (collectively, “Transfer”), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, or (d) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c).

Section 1.4    Inconsistent Agreements. The Shareholders hereby covenant and agree that, except for this Agreement, none of the Shareholders (a) has entered into, or will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities and (b) has granted, or will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Securities.

ARTICLE II

NO SOLICITATION

Section 2.1    Restricted Activities. Prior to the Expiration Time, each Shareholder in its capacity as a shareholder of the Company shall not, and shall use its reasonable best efforts to cause its officers, directors, employees, agents, advisors and other representatives (in each case, acting in their capacity as such to such Shareholder, in its capacity as a shareholder (the “Shareholder’s Representatives”)) not to, in each case, directly or indirectly take any action that the Company is prohibited from taking under Section 5.2 of the Merger Agreement.

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Section 2.2    Notification. From and after the date hereof until the Expiration Time, the Shareholders shall promptly advise each of Parent and the Company orally (and in any event within 24 hours) and subsequently in writing of (x) any Acquisition Proposal, (y) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any Subsidiary of the Company, other than requests for information not reasonably expected to be related to or result into an Acquisition Proposal, and (z) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal or indication or inquiry and the terms of any such Acquisition Proposal or indication or inquiry (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). The Shareholder, in its capacity as a shareholder of the Company, shall keep each of Parent and the Company reasonably informed on a reasonably current basis of the status and terms (including any material changes to the terms thereof) of any such Acquisition Proposal or indication or inquiry (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by the Shareholder. This Section 2.2 shall not apply to any Acquisition Proposal received by the Company. The Shareholder’s receipt, in its capacity as a shareholder of the Company, of any Acquisition Proposal shall not relieve the Shareholder from any of its obligations hereunder.

Section 2.3    Capacity. Notwithstanding anything to the contrary set forth in this Article II, the Shareholder is signing this Agreement solely and only in the Shareholder’s capacity as a shareholder of the Company and, accordingly, nothing contained herein shall in any way limit or affect any actions taken by any shareholder of the Shareholder, or any trustee of any shareholder of the Shareholder, in his capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SHAREHOLDERS

Section 3.1    Representations and Warranties. Each Shareholder jointly and severally represents and warrants to Parent and Merger Sub as follows: (a) such Shareholder has full legal right, power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or agreement binding upon such Shareholder or such Shareholder’s Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except for filings with the Securities and Exchange Commission by such Shareholder, and (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, such Shareholder owns, beneficially and of record, or controls all of its Securities (and any additional Securities acquired after the date hereof), and all of such Securities are free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement), and has sole voting power and sole power of disposition with respect to such Shareholder’s Securities, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto and no person other than such Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Securities. Such Shareholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

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Section 3.2    Covenants. Each Shareholder hereby:

(a)   agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder’s Securities (including without limitation any appraisal rights pursuant to Section 238 of the Cayman Companies Law) prior to the Expiration Time;

(c)   agrees to promptly notify Parent and Merger Sub of the number of any new Securities acquired by such Shareholder after the date hereof and prior to the Expiration Time. Any such Securities shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof;

(d)   agrees to permit the Company to publish and disclose in the Proxy Statement, such Shareholder’s identity and ownership of Company Shares, ADSs and Company Options or other equity securities of the Company and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement;

(e)   authorizes the Company, Parent, Merger Sub and their respective counsel and representatives to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities);

(f)   agrees that, prior to the Expiration Time, it shall support, and grant all approvals, and take all actions reasonably requested by Parent, Merger Sub or the Company to ensure that any and all anti-takeover laws shall be inapplicable to this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

(g)  agrees that, upon request of Parent, Merger Sub or the Company, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions of this Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.1    Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Shareholders as follows: (a) this Agreement has been duly and validly authorized by each of Parent’s and Merger Sub’s respective board of directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of each of Parent and Merger Sub and (c) assuming this Agreement constitutes a valid and binding agreement of the Shareholders, this Agreement constitutes a valid and binding agreement of Merger Sub and Parent, enforceable against Merger Sub or Parent, as applicable, in accordance with its terms.

ARTICLE V

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (A) the Closing and (B) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1    Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.2    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Parent or Merger Sub, at:

Suite #4-210, Governors Square

23 Lime Tree Bay Avenue

PO Box 32311

Grand Cayman KY1-1209

Cayman Islands

with a copy to:

16/F Shining Tower

No. 35 Xueyuan Road

Haidian District, Beijing 100191

People’s Republic of China

Attention:	Kevin Jin

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with a copy (which shall not constitute notice) to:

Suite 2101, Building C, Yintai Center

#2 Jianguomenwai Ave.
Chaoyang District
Beijing 100022, China

Attention:	Steven Liu

Jerry Ku

Facsimile No.: +86-10-5680-3889

If to a Shareholder, to the address set forth on the signature page hereto under such Shareholder’s name. Or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

Section 6.3    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.4    Guarantee. (a) Mr. Deng hereby unconditionally and irrevocably guarantee to Parent, Merger Sub and the Company the performance of all obligations of the Holdco under and in accordance with this Agreement and irrevocably guarantee to Parent and Merger Sub the performance of all obligations of the Holdco under and in accordance with the Rollover Agreement and agree, on demand and without any other notice whatsoever, to perform or cause to be performed all of the obligations of the Holdco hereunder and thereunder, and it shall not be necessary for Parent, Merger Sub or the Company, in order to enforce such performance by the Holdco or Mr. Deng, first to institute suit or pursue or exhaust any rights or remedies against the Holdco or others liable for the performance of such obligation, or to join the Holdco in any action to enforce the Holdco’s obligations hereunder, or to resort to any other means of obtaining performance from the Holdco.

(b) Mr. Deng hereby waives all defenses based upon suretyship or impairment of collateral, together with any defenses that it may have or assert with respect to the applicable guaranteed obligations (other than actual performance), including, without limitation, discharge in bankruptcy, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, release, usury, lack of legal capacity, delay or lack of diligence.

Section 6.5    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

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Section 6.6    Entire Agreement; Benefit. This Agreement, the Merger Agreement and the Rollover Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The representations and warranties set forth herein and the covenants set forth herein have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate and (b) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

Section 6.7    Specific Performance. The Shareholders acknowledge that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, Parent, Merger Sub and the Company will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. The Shareholders agree not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent, Merger Sub or the Company shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.8    Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Mr. Deng, Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by Merger Sub, Parent or the Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.9    Governing Law. (a) This Agreement (other than with respect to matters relating to fiduciary duties of the Company Board), and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement (other than with respect to matters relating to fiduciary duties of the Company Board) or the negotiation, execution or performance hereof (other than with respect to matters relating to fiduciary duties of the Company Board) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b) All claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to matters relating to fiduciary duties of the Company Board, shall be interpreted, construed, performed and enforced in accordance with the Laws of the Cayman Islands without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

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Section 6.10  Consent to Jurisdiction. In the event any dispute arises among the parties hereto out of or in relation to this Agreement, including any dispute regarding its breach, termination or validity, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If any dispute has not been resolved by friendly consultations within thirty (30) days after any party has served written notice on the other parties requesting the commencement of such consultations, then any party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of this Section 6.10. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules and the Hong Kong International Arbitration Centre ("HKIAC") Procedures for the Administration of International Arbitration in force at the date of this Agreement, which rules are deemed to be incorporated by reference in this Section 6.10. The place of the arbitration shall be Hong Kong and the language of the arbitration shall be English. The appointing authority shall be the HKIAC. There shall be three arbitrators. One arbitrator shall be nominated by the Company or the Parent, as applicable, and one arbitrator shall be nominated by the Shareholders. If any party shall abstain from nominating their arbitrator, the HKIAC shall appoint such arbitrator. The two arbitrators so chosen shall select a third arbitrator; provided that if such two arbitrators shall fail to choose a third arbitrator within 30 days after such two arbitrators have been selected, the HKIAC, upon the request of any party, shall appoint a third arbitrator. The third arbitrator shall be the presiding arbitrator. The arbitration shall be conducted in private. The parties agree that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the parties hereto otherwise agree in writing. Upon and after the submission of any dispute to arbitration, the parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute. The parties hereby agree that any arbitration award rendered in accordance with the provisions of this Section 6.10 shall be final and binding upon them, and the parties further agree that such award may be enforced by any court having jurisdiction over the party against which the award has been rendered or the assets of such party wherever the same may be located. In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any other legal proceeding among the parties pursuant to or relating to this Agreement, each party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or is otherwise entitled to immunity.

Section 6.11  WAIVER OF JURY TRIAL. Each party hereto acknowledges and agrees that any controversy or action which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation or action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation or action, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

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Section 6.12  Third Party Beneficiaries. The Company is intended to be an express third party beneficiary of this Agreement, with full rights of enforcement of this Agreement against the Shareholders. Other than as set forth in the preceding sentence, there are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

Section 6.13  Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties or the Company, except that (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder and (ii) Parent and Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent or Merger Sub, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of Mr. Deng, his estate, heirs, beneficiaries, personal representatives and executors. Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

Section 6.14  Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto.

Section 6.15  Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 6.16  Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 6.17  Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties.

[Signature Pages to follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Vimicro Beijing Corporation

By:	/s/ Zhonghan (John) Deng

Name:	Zhonghan (John) Deng

Title:	Director

Address:

15/F Shining Tower

No. 35 Xueyuan Road

Haidian District, Beijing 100191

People’s Republic of China

Signature Page to the Voting Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Zhonghan (John) Deng

/s/ Zhonghan (John) Deng

Address:

15/F Shining Tower

No. 35 Xueyuan Road

Haidian District, Beijing 100191

People’s Republic of China

Signature Page to the Voting Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

VIMICRO CHINA (PARENT) LIMITED

By:	/s/ Zhaowei (Kevin) Jin

Name:	Zhaowei (Kevin) Jin

Title:	Director

Signature Page to the Voting Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

VIMICRO CHINA ACQUISITION LIMITED

By:	/s/ Zhaowei (Kevin) Jin

Name:	Zhaowei (Kevin) Jin

Title:	Director

Signature Page to the Voting Agreement